UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34000	95-2635431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a)
The following information is being furnished by the Company as required for Item 2.02(a) of this report and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934:

On October 10, 2012, the Company issued a press release announcing its earnings results for the third quarter ended September 30, 2012. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference in response to Item 2.02(a) of this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Mission West Properties, Inc. Press Release dated October 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: October 11, 2012	By:	/s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance

Exhibit 99.1

Press Release

For Immediate News Release
October 10, 2012

Mission West Properties Announces Third Quarter 2012 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended September 30, 2012, was approximately $14,604,000, or $0.14 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $14,120,000, or $0.13 per diluted common share, for the same period in 2011. On a sequential quarter basis, FFO for the quarter ended June 30, 2012, was approximately $0.11 per diluted common share. For the nine months ended September 30, 2012, FFO decreased to $40,907,000, or $0.39 per diluted common share, from FFO of $44,069,000, or $0.42 per diluted common share, for the nine months ended September 30, 2011.

Net income for the quarter ended September 30, 2012, was approximately $13,506,000 as compared to approximately $7,436,000 for the quarter ended September 30, 2011. Net income per diluted share available to common stockholders was approximately $0.13 for the quarter ended September 30, 2012, compared to $0.08 for the quarter ended September 30, 2011, a per share increase of approximately 62%. The increase was primarily due to gains from sale of real estate, which accounted for approximately $0.04 per diluted share. Net income for the nine months ended September 30, 2012, was approximately $40,468,000 as compared to approximately $24,741,000 for the nine months ended September 30, 2011. For the nine months ended September 30, 2012, net income per diluted share available to common stockholders was $0.37, up from $0.27 a year ago, a per share increase of approximately 37%.

Disposition Activity
On July 10, 2012, the Company disposed of three vacant R&D properties located at 300 Montague Expressway, 324-368 Montague Expressway and 337 Trade Zone Boulevard in Milpitas, California, consisting of approximately 149,000 rentable square feet. A total net gain of approximately $3,389,000 was recognized and classified as discontinued operations on the total cash sales price of $18,500,000.

On August 9, 2012, the Company disposed of the remaining 64% of the vacant R&D property at 1815-1845 McCandless Drive in Milpitas, California, consisting of approximately 76,000 rentable square feet. A total net gain of approximately $1,387,000 was recognized and classified as discontinued operations on the total cash sales price of $8,987,000. The other 36% of the property was sold during the first quarter of 2012.

Company Profile
Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 101 properties totaling approximately 7.6 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intend,” or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions from the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

STATEMENTS OF OPERATIONS
	Three Months Ended Sept 30, 2012	Three Months Ended Sept 30, 2011	Nine Months Ended Sept 30, 2012	Nine Months Ended Sept 30, 2011
OPERATING REVENUES:
Rental income	$20,471	$20,890	$60,558	$62,967 (7)
Tenant reimbursements	4,047	4,268	10,962	12,996
Other income	667	505	1,340	1,915
Total operating revenues	25,185	25,663	72,860	77,878

OPERATING EXPENSES:
Operating and maintenance	2,654	3,081	7,907	8,053
Real estate taxes	2,696	2,748	8,136	8,723
General and administrative	880	504	2,442	1,547
Depreciation and amortization	5,858 (1)	5,857 (1)	17,844	16,739
Total operating expenses	12,088	12,190	36,329	35,062

Operating income	13,097	13,473	36,531	42,816

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	41	13	215	31
Interest income	55	54	207	180
Interest expense	(4,698)	(5,255)	(14,453)	(15,780)
Interest expense – related parties	(130)	(188)	(422)	(479)
Income from continuing operations	8,365	8,097	22,078	26,768

Discontinued operations:
Net gain from disposal of properties classified as discontinued operations	5,191	-	18,699	-
Net loss from properties classified as discontinued operations	(50)	(661)	(309)	(2,027)
Income (loss) from discontinued operations	5,141	(661)	18,390	(2,027)

Net income	13,506	7,436	40,468	24,741

Net income attributable to noncontrolling interests	(10,587)	(5,561)	(31,925)	(18,588)
Net income available to common stockholders	$2,919	$1,875	$8,543	$6,153

Income per share from continuing operations:
Basic	$0.09	$0.09	$0.24	$0.29
Diluted	$0.09	$0.09	$0.24	$0.29
Income (loss) per share from discontinued operations:
Basic	$0.04	-	$0.13	$(0.01)
Diluted	$0.04	-	$0.13	$(0.01)
Net income per share to common stockholders:
Basic	$0.13	$0.08	$0.38	$0.27
Diluted	$0.13	$0.08	$0.37	$0.27
Weighted average shares of common stock (basic)	22,668,020	22,584,770	22,657,940	22,457,246
Weighted average shares of common stock (diluted)	23,075,572	22,878,981	23,099,310	22,685,314
Weighted average O.P. units outstanding	82,618,015	82,701,265	82,628,095	82,828,789

FUNDS FROM OPERATIONS	Three Months Ended Sept 30, 2012	Three Months Ended Sept 30, 2011	Nine Months Ended Sept 30, 2012	Nine Months Ended Sept 30, 2011
Funds from operations	$14,604	$14,120	$40,907	$44,069
Funds from operations per share (2)	$0.14	$0.13	$0.39	$0.42
Outstanding common stock	22,668,020	22,584,770	22,668,020	22,584,770
Outstanding O.P. units	82,618,015	82,701,265	82,618,015	82,701,265
Weighted average O.P. units and common stock outstanding (diluted)	105,693,587	105,580,246	105,727,405	105,514,103

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Sept 30, 2012	Three Months Ended Sept 30, 2011	Nine Months Ended Sept 30, 2012	Nine Months Ended Sept 30, 2011
Net income	$13,506	$7,436	$40,468	$24,741
Add:
Depreciation and amortization	6,315	6,724	19,226	19,460
Depreciation and amortization in unconsolidated joint venture	60	60	179	179
Less:
Noncontrolling interests in joint ventures	(86)	(100)	(267)	(311)
Gain on sale of real estate	(5,191)	-	(18,699)	-
Funds from operations	$14,604	$14,120	$40,907	$44,069

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Sept 30, 2012	Three Months Ended Sept 30, 2011	Nine Months Ended Sept 30, 2012	Nine Months Ended Sept 30, 2011
Total properties, end of period	101	112	101	112
Total square feet, end of period	7,615,915	8,078,526	7,615,915	8,078,526
Average monthly rental revenue per square foot (3)	$1.26	$1.33	$1.26	$1.33
Occupancy for leased properties (6)	70.6%	66.7%	70.6%	66.7%
Straight-line rent	$329	$(39)	$103	$(414)
Leasing commissions	$351	$85	$377	$407
Non-recurring capital expenditures	$718	$233	$717	$1,772

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet	2012 Base Rent (5)
2012 (4)	1	40,527	$1,003
2013	9	376,683	5,436
2014	21	1,800,895	29,172
2015	8	442,347	5,243
2016	8	396,206	4,553
2017	12	727,552	9,817
2018	9	542,244	6,142
2019	2	232,480	3,731
2020	3	208,768	4,471
Thereafter	3	476,000	11,023
Total	76	5,243,702	$80,591

BALANCE SHEETS
	September 30, 2012	December 31, 2011

Assets
Investments in real estate:
Land	$321,235	$306,474
Buildings and improvements	748,740	745,962
Real estate related intangible assets	3,561	3,561
Total investments in properties	1,073,536	1,055,997
Accumulated depreciation and amortization	(243,747)	(229,211)
Assets held for sale, net	8,064	54,361
Net investments in properties	837,853	881,147
Investment in unconsolidated joint venture	3,487	3,557
Net investments in real estate	841,340	884,704
Cash and cash equivalents	26,905	-
Deferred rent	16,753	16,650
Other assets, net	30,138	35,133
Total assets	$915,136	$936,487

Liabilities and Equity
Liabilities:
Mortgage notes payable	$319,665	$331,166
Mortgage note payable – related parties	6,672	7,139
Revolving line of credit	-	3,305
Interest payable	1,524	1,606
Security deposits	3,865	4,317
Prepaid rent and deferred revenue	10,285	5,836
Dividends and distributions payable	13,687	13,687
Accounts payable and accrued expenses	17,681	16,344
Total liabilities	373,379	383,400

Commitments and contingencies.

Equity:
Stockholders’ equity:
Common stock, $.001 par value	23	23
Additional paid-in capital	176,723	175,900
Distributions in excess of accumulated earnings	(35,299)	(32,962)
Total stockholders’ equity	141,447	142,961
Noncontrolling interests in operating partnerships	400,310	410,126
Total equity	541,757	553,087
Total liabilities and equity	$915,136	$936,487

(1)
Includes approximately $301 and $395 in amortization expense for the three months ended September 30, 2012 and 2011, respectively, and $1,114 and $575 in amortization expense for the nine months ended September 30, 2012 and 2011, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification.

(2)	Calculated on a fully diluted basis. Assumes conversion of all O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period. Properties classified as assets held for sale were excluded from the 2012 calculation.

(4)	Excludes four month-to-month leases for approximately 71,000 rentable square feet and approximately $176 in cash rent.

(5)	Base rent reflects cash rent.

(6)	The occupancy rate at September 30, 2012, excludes properties classified as assets held for sale.

(7)	Includes a one-time rent adjustment of approximately $1,638 from a tenant dispute resolution.